SPARX Funds Trust
(formerly, known as SSL-1995-8)
Amended and Restated Agreement and Declaration of Trust

                     THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made as of the 21st day of August, 2003 by the Trustee hereunder (hereinafter with any additional and successor trustees referred to as the "Trustees") and by the holders of Shares (as defined herein) of beneficial interest to be issued hereunder as hereinafter provided, hereby amends and restates in its entirety the Agreement and Declaration of Trust dated July 24, 1995 made at Boston, Massachusetts.

                     WHEREAS, pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust, the Trustees of the Trust have determined that the Agreement and Declaration of Trust should be amended and restated in its entirety as hereinafter set forth (there being no Shares of the Trust issued or outstanding on the date hereof and required to approve such amendment and restatement).

                     NOW THEREFORE, this Amended and Restated Agreement and Declaration of Trust shall take effect as of the time of execution by the required number of Trustees of the Trust and shall be filed with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston.

W I T N E S S E T H :

                     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth.

                     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares, whether or not certificated, in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

                     Section 1. Name. This Trust, heretofore known as "SSL-1995-8," shall hereafter be known as "SPARX Funds Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                     Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

                     (a) "1940 Act" refers to the Investment Company Act of 1940, and the rules or regulations thereunder or applicable orders of the Commission or interpretations of its staff, all as amended from time to time;

                     (b) "By-Laws" means the By-Laws of the Trust, as amended or restated from time to time;

                     (c) "class" or "class of Shares" means the division of Shares representing any series into two or more classes as provided in Article III, Section 1 hereof;

                     (d) "Commission" shall have the meaning provided in the 1940 Act;

                     (e) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended or restated from time to time;

                     (f) "Manager" shall have the meaning provided in Article IV, Section 5;

                     (g) "Person" means an individual or any corporation, partnership, joint venture, trust or other enterprise;

                     (h) "Principal Underwriter" shall have the meaning provided in the 1940 Act;

                     (i) "series" or "series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios;

                     (j) "Shareholder" means a record owner of Shares of the Trust;

                     (k) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time, and includes a fraction of a Share as well as a whole Share; and

                     (l) "Trust" means the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended or restated from time to time.

ARTICLE II

Purposes of Trust

                     This Trust is formed for the following purpose or purposes:

                     (a) to conduct, operate and carry on the business of an investment company;

                     (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory, district or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of shares, including treasury shares, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

                     (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

                     (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the appropriate series or class of Shares, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts;

                     (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any other parts of the world; and

                     (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a business trust organized under the Massachusetts General Laws, and to have and exercise all of the powers conferred by the laws of The Commonwealth of Massachusetts upon a Massachusetts business trust.

                     The foregoing provisions of this Article II shall be construed (1) both as purposes and powers and each as an independent purpose and power and (2) as broadly and liberally as possible, it being the intent of the foregoing to in no way limit the Trust's powers and purposes.

ARTICLE III

Beneficial Interest

                     Section 1. Shares of Beneficial Interest. The Shares shall be issued in one or more series as the Trustees may, without Shareholder approval, authorize. The Trust shall initially have one series, "SPARX Japan Fund." Each series shall be preferred over all other series in respect of the assets allocated to that series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series at all times shall be divided into Shares, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. From time to time, the Trustees may divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class or in any way effecting the rights of any other series or class. The Trustees shall have the authority to provide that the holders of Shares of any series or class shall have the right to exchange said Shares for Shares of one or more other series or classes of Shares in accordance with such requirements and procedures as may be established by the Trustees. The Trustees shall have the authority, without the approval of the Shareholders of any series or class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more series or attributable to two or more classes into assets and liabilities belonging to a single series or attributable to a single class.

                     Section 2. Ownership of Shares. The ownership of Shares will be recorded in the books of the Trust or a transfer or similar agent for the Trust. The record books of the Trust or any transfer or other agent, as the case may be, shall be conclusive as to who are the holders of Shares of each series and class and as to the number of Shares of each series and class held from time to time by each. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each series and class and similar matters.

                     Section 3. Issuance of Shares. The Trustees are authorized, from time to time, to issue or authorize the issuance of Shares at not less than the par value thereof, if any, and to fix the price or the minimum price or the consideration (in cash and/or such other property, real or personal, tangible or intangible, as from time to time they may determine) or minimum consideration for such Shares. Anything herein to the contrary notwithstanding, the Trustees may issue Shares pro rata to the Shareholders of a series at any time as a stock dividend, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any stock dividend to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

                     All consideration received by the Trust for the issue or sale of Shares of each series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong irrevocably to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.

                     Shares may be issued in fractional denominations to the same extent as whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights and obligations of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Trust or of a particular series or class of Shares.

                     Section 4. No Preemptive Rights; Derivative Suits. Shareholders shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Trust. No action may be brought by a Shareholder on behalf of the Trust or a series unless a prior demand regarding such matter has been made on the Trustees. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or series would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may subject the matter to a vote of Shareholders of the Trust or series, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or claim on behalf of the Trust or a series shall be subject to the right of the Shareholders under Article V, Section 1 hereof to vote on whether or not such court action, proceeding or claim should or should not be brought or maintained.

                     Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder, officer or Trustee personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder at any time personally may agree to pay by way of subscription for any Shares or otherwise.

ARTICLE IV

Trustees

                     Section 1. Election. A Trustee may be elected either by the Trustees or the Shareholders. The Trustee(s) signing below shall serve until the first meeting of the Shareholders or until the election and qualification of their successors. Except as required by applicable law, prior to the first meeting of Shareholders the initial Trustee(s) hereunder may elect additional Trustees to serve until such meeting and until their successors are elected and qualified. The Trustees also at any time may elect Trustees to fill vacancies in the number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees (or, to the extent required by applicable law, Shareholders) and, at or after the commencement of the business of the Trust, shall be not less than three. Each Trustee, whether referred to hereinafter or hereafter becoming a Trustee, shall serve as a Trustee during the lifetime of this Trust, until such Trustee dies, resigns, retires, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor. Subject to Section 16(a) and (b) of the 1940 Act, the Trustees may elect their own successors and, pursuant to this Section, may appoint Trustees to fill vacancies.

                     Section 2. Powers. The Trustees shall have all powers necessary or desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof. Without limiting the generality of the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Shareholders; to the extent permitted by applicable law, they may fill vacancies in their number, including vacancies resulting from increases in their own number, and may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent and a Shareholder servicing agent, or both, provide for the distribution of Shares through a Principal Underwriter or otherwise, set record dates, and in general delegate such authority as they consider desirable (including, without limitation, the authority to purchase and sell securities and to invest funds, to determine the net income of the Trust for any period, the value of the total assets of the Trust and the net asset value of each Share, and to execute such deeds, agreements or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees from time to time may deem expedient) to any officer of the Trust, committee of the Trustees, any such employee, agent, custodian or underwriter or to any Manager.

                     Without limiting the generality of the foregoing, the Trustees shall have full power and authority:

                     (a) To invest and reinvest cash and to hold cash uninvested;

                     (b) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                     (c) To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

                     (d) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

                     (e) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                     (f) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

                     (g) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series;

                     (h) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                     (i) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or Managers, Principal Underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or Manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

                     (j) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

                     (k) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

                     (l) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                     (m) To borrow funds or other property;

                     (n) To endorse or guarantee the payment of any notes or other obligations of any person, and to make contracts of guaranty or suretyship, or otherwise assume liability for payment of such notes or other obligations; and

                     (o) To engage in any other lawful act or activity in which business corporations organized under the laws of The Commonwealth of Massachusetts may engage.

                     The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing to in no way limit the Trustees' powers and authority.

                     Further, without limiting the generality of the foregoing, the Trustees shall have full power and authority to incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust; provided, however, that all expenses and liabilities incurred by or arising in connection with a particular series or class of Shares, as determined by the Trustees, shall be payable solely out of the assets of that series or class.

                     Any determination made reasonably and in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the income, assets, debts, obligations or liabilities of the Trust or a particular series or class of Shares; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Trust or a particular series or class; the market value of any investment or fair value of any other asset of the Trust or a particular series or class; the number of Shares outstanding; the estimated expense to the Trust or a particular series or class in connection with purchases of its Shares; the ability to liquidate investments in an orderly fashion; and the extent to which it is practicable to deliver a cross-section of the portfolio of the Trust or a particular series or class in payment for any such Shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Shares of the Trust or a particular series or class, shall be final and conclusive, and shall be binding upon the Trust or such series and its Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                     Section 3. Ownership of Assets of the Trust. Title to all of the assets of each series of Shares of the Trust at all times shall be considered as vested in the Trustees.

                     Section 4. Investment Advice and Management Services. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees from time to time may enter into a written contract or contracts with any person or persons (herein called the "Manager"), including any firm, corporation, trust or association in which any Trustee, officer or Shareholder may be interested, affiliated or associated, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees from time to time may consider necessary for the proper management of the assets of the Trust, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any such contract shall be subject to the requirements of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract, or any amendment thereto or renewal thereof.

                     Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Subject to applicable law, any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

                     The Manager, or any affiliate thereof, or any other firm, corporation, trust or association may be a distributor for the sale of Shares by separate contract and may be a person controlled by or affiliated or associated with any Trustee, officer or Shareholder or any distributor or a person in which any Trustee, officer or Shareholder or any distributor is interested, subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any Manager, who also acts as such a distributor, from also receiving compensation for services rendered as such distributor.

                     Section 5. Removal, Resignation, Death, etc. of Trustees. The Trustees or the Shareholders (by vote of 66-2/3% of the outstanding Shares entitled to vote thereon) may remove at any time any Trustee with or without cause, and any Trustee may resign at any time as Trustee, without penalty by written notice to an officer or a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                     The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

                     The Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any Trustee when required by applicable law to do so.

ARTICLE V

Shareholders' Voting Powers and Meetings

                     Section 1. Voting Powers. The Shareholders shall have power to vote only (a) for the election of Trustees as provided in Article IV, Section 1, of this Declaration of Trust; provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees except as required by applicable law, (b) for the removal of Trustees as provided in Article IV, Section 5, (c) with respect to any Manager as provided in Article IV, Section 4, (d) with respect to any amendment of this Declaration of Trust as provided in Article IX, Section 8, (e) with respect to the termination of the Trust or a series or class of Shares as provided in Article IX, Section 5, (f) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (g) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected), and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to series or classes of Shares, except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes materially differently then Shares shall be voted by individual series or class and (2) when the matter affects only the interests of one or more series or classes then only Shareholders of such series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Whenever no Shares of any series or class are issued and outstanding, the Trustees may exercise with respect to such series or class all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

                     Section 2. Meetings. Meetings of the Shareholders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees upon the written request of Shareholders owning at least thirty percent (30%) of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days' prior notice of any meeting.

                     Section 3. Quorum and Required Vote. Thirty percent (30%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then thirty percent (30%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

                     Section 4. Action by Written Consent. Any action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by a majority of Shareholders entitled to vote on the subject matter thereof (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) and such consent is filed with the records of the Trust.

                     Section 5. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

ARTICLE VI

Distributions and Redemptions; Net Asset Value

                     Section 1. Distributions; Determination of Net Income. The Trustees may distribute periodically to the Shareholders of each series of Shares an amount approximately equal to the net income of that series (or such other amounts permitted by applicable law), determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Shares, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in Shares, cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the series or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series held by the several Shareholders on the record date for such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders ratably in proportion to the number of Shares of such class held by each of them. For these purposes, "ratably" shall refer to the dividends themselves and shall not prevent different Shareholders from receiving different forms of property. Except as required by applicable law, no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

                     Section 2. Redemptions. Any Shareholder shall be entitled to require the Trust to redeem and the Trust shall be obligated to redeem at the option of such Shareholder all or any part of the Shares owned by said Shareholder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

                     (a) Certificates for Shares, if issued, shall be presented for redemption in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose, and these shall be presented with a written request that the Trust redeem all or any part of the Shares represented thereby.

                     (b) The redemption price per Share shall be the net asset value per Share when next determined by the Trust at such time or times as the Trustees shall designate, following the time of presentation of certificates for Shares, if issued, and an appropriate request for redemption, or such other time as the Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as amended, as determined by the Trustees, less any applicable charge or fee imposed from time to time as determined by the Trustees.

                     (c) Payment of the redemption price by the Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the Trust shall be the value employed in determining the redemption price. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. Payment of the redemption price shall be made on or before the seventh day following the effective date of a redemption, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made and except as postponement of the date of payment may be permissible under the 1940 Act.

                     (d) The right of any holder of Shares redeemed by the Trust as provided in this Article VI to receive dividends or distributions thereon and all other rights of such Shareholder with respect to such Shares shall terminate at the time as of which the redemption price of such Shares is determined, except the right of such Shareholder to receive (1) the redemption price of such Shares from the Trust in accordance with the provisions hereof, and (2) any dividend or distribution to which such Shareholder previously had become entitled as the record holder of such Shares on the record date for such dividend or distribution.

                     (e) Redemption of Shares by the Trust is conditional upon the Trust having funds or other assets legally available therefor.

                     (f) Shares purchased or redeemed by the Trust shall be canceled or held by the Trust for reissue, as the Trustees from time to time may determine.

                     (g) The obligations set forth in this Article VI may be suspended or postponed, (1) for any period (A) during which the New York Stock Exchange is closed other than for customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (A) the disposal by the Trust of investments owned by it is not reasonably practicable, or (B) it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (3) for such other periods as the Commission or any successor governmental authority by order may permit.

                     (h) Notwithstanding any other provision of this Declaration of Trust, if certificates representing such Shares have been issued, the redemption price or repurchase price need not be paid by the Trust until such certificates are presented in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made.

                     Section 3. Redemptions at the Option of the Trust.

                     (a) The Trust, either directly or through an agent, may repurchase its Shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Share as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less any applicable charge, if and as fixed by the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.

                     (b) The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with Section 5 of Article VI of this Declaration of Trust: (1) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (2) to the extent that such Shareholder owns Shares of a particular series or class of Shares equal to or in excess of a percentage of the outstanding Shares of that series or class determined from time to time by the Trustees; or (3) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees; or (4) if at such time such Shareholder revokes consent to receive all Shareholder information about the Trust or any series thereof electronically.

                     Section 4. Dividends, Distributions, Redemptions , Repurchases and Claims. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series or class) with respect to, nor any redemption or repurchase of, the Shares of any series or class shall be effected by the Trust other than from the assets of such series or class, nor shall any Shareholder of any particular series or class otherwise have any right or claim against the assets belonging to any other series or attributable to any other class except that such Shareholder has such a right or claim hereunder as a Shareholder to such other series or class.

                     Section 5. Net Asset Value.

                     (a) The Trustees are empowered, in their absolute discretion, to establish methods for determining the net asset value of a class or series of Shares, provided they are not inconsistent with any provision of applicable law.

                     (b) In determining for the purposes of this Declaration of Trust the total value of the assets of each series or class of Shares at any time, investments and any other assets of such series or class shall be valued in such manner as may be determined from time to time by or pursuant to the order of the Trustees.

                     (c) The net asset value of each series or class of Shares shall be determined at such time or times as the Trustees may designate in accordance with applicable law.

                     Section 6. Pursuant to resolution of the Trustees, the Trust may deduct from the payment made for any Shares redeemed a liquidating charge not in excess of an amount determined by the Trustees from time to time.

ARTICLE VII

Compensation and Limitation of
Liability of Trustees

                     Section 1. Compensation. The Trustees shall be entitled to reasonable compensation from the Trust and may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

                     Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee or Manager of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                     Every note, bond, contract, instrument, certificate, share, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust, shall be deemed conclusively to have been executed or done only in their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII

Indemnification

                     Section 1. Indemnification of Trustees, Officers, Employees and Agents. Each person who is or was a Trustee, officer, employee or agent of the Trust or who serves or has served at the Trust's request as a trustee, director, officer, employee or agent of another entity in which the Trust has or had any interest as a shareholder, creditor or otherwise shall be entitled to indemnification out of the assets of the Trust to the extent provided in, and subject to the provisions of, the By-Laws, provided that no indemnification shall be granted by the Trust in contravention of applicable law.

                     Section 2. Merged Corporations. For the purposes of this Article VIII references to "the Trust" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its trustees, directors, officers, employees or agents as well as the resulting or surviving entity; so that any person who is or was a trustee, director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as he or she would have with respect to such a constituent corporation if its separate existence had continued.

                     Section 3. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular series of Shares of which he or she is or was a Shareholder to be held harmless from and indemnified against all losses and expenses arising from such liability.

ARTICLE IX

Status of the Trust and Other General Provisions

                     Section 1. Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                     Section 2. Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder under the circumstances then prevailing shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and subject to the provisions of Section 1 of this Article IX shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                     Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

                     Section 4. Trustees; Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any series or class shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular series or attributable to a particular class, only to the assets belonging to the relevant series or attributable to the relevant class, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

                     Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer of officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the series or attributable to the class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer of officers or Shareholders or any other person individually.

                     Section 5. Termination of Trust, Series or Class; Merger. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series or class of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series or class entitled to vote or by the Trustees by written notice to the Shareholders of such series or class. For avoidance of doubt, notwithstanding anything to the contrary herein, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class if the Trustees exercise their right to terminate the Trust or such series or class pursuant to this Section.

                     Upon termination of the Trust or of any one or more series or classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall reduce, in accordance with such procedures as the Trustees consider appropriate, the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, provided that any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. For these purposes, "ratably" shall refer to the proceeds themselves and shall not prevent different Shareholders from receiving different forms of property.

                     The Trustees may cause the Trust to be merged into or consolidated with another trust or company or its Shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law, if such merger or consolidation or share exchange has been authorized by vote of a majority of the outstanding Shares; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

                     Section 6. Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each such amendment and supplemental Declaration of Trust shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental Declarations of Trust have been made and as to matters in connection with the Trust hereunder and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental Declaration of Trust. In this instrument or in any such amendment or supplemental Declaration of Trust, references to this instrument, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                     Section 7. Applicable Law. The Trust set forth in this instrument is made in The Commonwealth of Massachusetts and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

                     Section 8. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by a vote of Shareholders holding a majority of the Shares outstanding and entitled to vote, except that an amendment which shall affect the holders of one or more series or class of Shares but not the holders of all outstanding series or classes of Shares shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of the series or classes affected and no vote of Shareholders of a series or class not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

                     IN WITNESS WHEREOF, the undersigned Trustee has hereunto signed this instrument for the Trustee and the Trustee's assigns as of the day and year first above written.

/s/ Michael J. Shimoko Michael J. Shimoko, Trustee Address: Waikiki Trade Center 2255 Kuhio Avenue, Suite 1620 Honolulu, Hawaii 96815

Address of Trust:

360 Madison Avenue
New York, New York 10017

Address of Resident Agent:

CT Corporation System
101 Federal Street
Boston, Massachusetts 02110

STATE OF HAWAII COUNTY OF HONOLULU	) : ss.: )

                     Before me personally came the above-named Trustee of the Trust, to me known, and known to me to be the person described in and who executed the foregoing instrument, and who duly acknowledged to me that the Trustee had executed the same.

/s/ Lucille Takase Notary Public

Date: August 21, 2003